    As filed with the Securities and Exchange Commission on May 8, 1998
                                           Registration No. 333- _______
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            TEMPLE-INLAND INC.
          (Exact name of registrant as specified in its charter)
  DELAWARE                                                    75-1903917
  State or other jurisdiction of                        (I.R.S. Employer
  of incorporation or organization)                   Identification No.)

                          303 SOUTH TEMPLE DRIVE
                            DIBOLL, TEXAS 75941
                              (409) 829-5511
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          M. RICHARD WARNER, ESQ.
               VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            TEMPLE-INLAND INC.
                          303 SOUTH TEMPLE DRIVE
                            DIBOLL, TEXAS 75941
                              (409) 829-5511
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                COPIES TO:
  STEPHEN HAMILTON, ESQ.                               JOHN W. WHITE, ESQ.
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP         CRAVATH, SWAINE & MOORE
  1440 NEW YORK AVENUE, N.W.                             825 EIGHTH AVENUE
  WASHINGTON, D.C. 20005                          NEW YORK, NEW YORK 10019
  (202) 371-7000                                            (212) 474-1000

        Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration
  Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [x]
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE
=========================================================================================================
    Title of each                         Proposed maximum        Proposed maximum
  class of securities     Amount to be     offering price        aggregate offering        Amount of
   to be registered      registered <F1>     per unit <F2>              price (2)         registration fee
---------------------------------------------------------------------------------------------------------

   Debt securities       $500,000,000         100%                  $500,000,000          $147,500.00
=========================================================================================================

       <F1> Or, if any Debt Securities are issued at original
            issue discount, such greater amount as may result in the initial offering prices for Debt Securities aggregating $500,000,000.
       <F2> Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  PROSPECTUS

                               $500,000,000
                         [TEMPLE-INLAND INC. LOGO]
                              DEBT SECURITIES


  Temple-Inland Inc. (the "Company") intends to sell from time to time its senior debt securities, consisting of notes, debentures, or other evidences of indebtedness (the "Debt Securities"). The Debt Securities offered by the Company hereby will have an aggregate initial public offering price not to exceed $500,000,000, including the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies, including European Currency Units. The Debt Securities may be offered as separate series in amounts, at prices, and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus (each, a "Prospectus Supplement"). The Company may sell Debt Securities to or through underwriters or dealers, directly to other purchasers, or through agents. See "Plan of Distribution."

  The Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The specific terms of the Debt Securities will be set forth in one or more Prospectus Supplements, together with the terms of the offering and sale of the Debt Securities, the initial offering price and the net proceeds to the Company from the sale thereof. Each Prospectus Supplement will include, among other things, the specific designation, aggregate principal amount, denominations, currency, location of the offering, maturity, interest rate or method for its calculation, if any, interest payment dates, whether such Debt Securities will be issued in registered form, bearer form, or both or in the form of global securities, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, and the currency or currency unit in which principal, premium, or interest is payable. Each Prospectus Supplement will also contain information, when applicable, about material United States federal income tax considerations relating to, and any listings on a securities exchange of, the Debt Securities covered by such Prospectus Supplement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ________________________
  The Company may sell the Debt Securities directly to purchasers, through agents designated from time to time, or through underwriters or dealers on terms determined by market conditions at the time of sale. If any agents, underwriters or dealers are involved in the sale of the Debt Securities, the names of such agents, underwriters, or dealers and any applicable commissions or discounts and the net proceeds to the Company from such sale will be set forth in the applicable Prospectus Supplement.
                         ________________________

       SALOMON SMITH BARNEY            SBC WARBURG DILLON READ INC.


                The date of this Prospectus is May__, 1998.

                           AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange and the Pacific Exchange and such reports and other information concerning the Company also may be inspected at their offices at 20 Broad Street, New York, New York 10005 and 301 Pine Street, San Francisco, California 94104, respectively. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information that registrants, including the Company, have filed electronically with the Commission.

       The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement and such exhibits and any schedules attached to the Registration Statement can be inspected at the office of the Commission, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, is incorporated herein by reference.

       All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will provide a copy of any documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, upon written or oral request to M. Richard Warner, Esq., Vice President, General Counsel, and Secretary, Temple-Inland Inc., 303 South Temple Drive, Diboll, Texas 75941 (Telephone (409) 829-
  5511).

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                THE COMPANY

       The Company is a holding company that conducts all of its operations through its subsidiaries. The Company holds interests in corrugated packaging, bleached paperboard, building products, timber and timberlands, and financial services. The business of the Company is divided among three groups: (1) the Paper Group, which consists of the corrugated packaging and bleached paperboard operations, (2) the Building Products Group, and (3) the Financial Services Group.

       The Company's Paper Group consists of the corrugated packaging and bleached paperboard operations. The corrugated packaging operation is vertically integrated and consists of four linerboard mills, three corrugating medium mills, 39 box plants, and nine specialty converting plants. In February 1998, the Company announced its intention to close, during the second quarter of 1998, one of its corrugating medium mills and one of its box plants, both located in Newark, California. The bleached paperboard operation consists of one large mill located in Evadale, Texas.

       The Company's Building Products Group manufactures a wide range of building products including lumber, plywood, particleboard, gypsum wallboard, and fiberboard. Forest resources include approximately 2.2 million acres of timberland in Texas, Louisiana, Georgia, and Alabama. The Company's Financial Services Group consists of savings bank activities, mortgage banking, real estate development, and insurance brokerage.

       The Company is a Delaware corporation that was organized in 1983. Its principal subsidiaries include Inland Paperboard and Packaging, Inc. ("Inland"), Temple-Inland Forest Products Corporation ("Temple-Inland FPC"), Temple-Inland Financial Services Inc. ("Financial Services"), Guaranty Federal Bank, F.S.B. ("Guaranty"), and Temple-Inland Mortgage Corporation ("Temple-Inland Mortgage"). The Company's principal executive offices are located at 303 South Temple Drive, Diboll, Texas 75941. Its telephone number is (409) 829-5511.

                    RATIO OF EARNINGS TO FIXED CHARGES

       The table below sets forth the ratio of earnings to fixed charges of the Company, computed on both a consolidated basis and a parent company basis, for the periods indicated. For purposes of computing the consolidated ratios, earnings consists of earnings before income taxes and fixed charges, and fixed charges consists of all interest charges and ten percent of rent expense, which approximates the interest component of such expense. The consolidated ratios are also presented excluding interest on deposits from fixed charges. For purposes of computing the parent company ratios, earnings consists of the earnings of the parent company before income taxes (excluding unremitted earnings from the Financial Services Group), dividends from the Financial Services Group, and fixed charges, and fixed charges consists of all parent company interest charges and ten percent of rent expense, which approximates the interest component of such expense.

                                       1997     1996     1995     1994     1993
                                       ----     ----     ----     ----     ----
  Ratio of Earnings to Fixed Charges

  Consolidated                         1.37x    1.65x    2.45x    1.82x    1.45x
  Consolidated, excluding interest
    on deposits                        1.17x    1.29x    1.68x    1.37x    1.20x
  Parent company <F1>                  3.07x    2.24x    3.30x    2.16x    1.66x

  ________________

       <F1>  In 1997, the parent company received dividends from the
       Financial Services Group in the amount of $200 million that were the result of nonrecurring transactions rather than earnings. Excluding these nonrecurring transactions, the parent company ratio of earnings to fixed charges for 1997 would have been 1.38x.

       Although earnings from the Financial Services Group is included for purposes of computing the consolidated ratios set forth above, the ability of the Company to receive dividends from the Financial
  Services Group may be affected from time to time as a result of regulatory limitations.

                              USE OF PROCEEDS

       The net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include capital expenditures, working capital requirements, and reduction of commercial paper and other short-term indebtedness. At April 4, 1998, the Company had outstanding $262.5 million of commercial paper and other short-term borrowings with a weighted average interest rate of
  5.725 percent. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such application, the net proceeds from the sale of Debt Securities may be temporarily invested.

                      DESCRIPTION OF DEBT SECURITIES

       The Debt Securities will be issued under an Indenture dated as of September 1, 1986, as amended by the First Supplemental Indenture, dated as of April 15, 1988, the Second Supplemental Indenture, dated as of December 27, 1990, and the Third Supplemental Indenture dated as of May 9, 1991 (the "Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, 450 West 33rd Street, New York, New York 10001, as Trustee (the "Trustee"). A copy of the Indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. There is no other material relationship between the Company and the Trustee.

  GENERAL

       The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The Debt Securities may be issued from time to time in one or more series. The Debt Securities offered by this Prospectus will be limited to $500,000,000 aggregate principal amount, plus an additional amount of Original Issue Discount Debt Securities (as hereinafter defined) such that the aggregate public offering price of all Debt Securities will not exceed $500,000,000 (for such purposes the initial public offering price of any Debt Securities denominated in any foreign currency or currency unit being the U.S. dollar equivalent thereof). The term "Original Issue Discount Debt Security" as used herein means a Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

       The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions do not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities. Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities for the following terms of such Debt Securities: (a) the title of such Debt Securities; (b) any limit upon the aggregate principal amount of such Debt Securities; (c) the currency or currency unit of payment; (d) the date or dates on which the principal of such Debt Securities is payable; (e) the rate or rates at which such Debt Securities will bear interest or the method for calculating such rate, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable and the record date for the interest payable on any interest payment date; (f) whether such Debt Securities will be issued in registered form or bearer form or both; (g) the place where the principal of and interest on such Debt Securities will be payable; (h) the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed by the Company; (i) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or at the option of a Holder thereof, and the terms and conditions upon which such Debt Securities shall be redeemed or purchased pursuant to such obligation; (j) any provisions for the remarketing of the Debt Securities by and on behalf of the Company; (k) if other than denominations of $1,000 and integral multiples thereof, the denominations in which such Debt Securities shall be issuable; (l) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof; and
  (m) any other terms not inconsistent with the Indenture. If any Debt

  Securities of a particular series are issuable in bearer form, the related Prospectus Supplement will set forth any limitations or other provisions relating thereto.

       Because the Company is a holding company, any claims that it or its creditors, including holders of the Debt Securities (the "Holders"), may have against the assets of any subsidiary of the Company will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

       Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form with coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       The United States federal income tax and other considerations relating to the Debt Securities will be described in the applicable Prospectus Supplement.

       Debt Securities may be issued as Original Issue Discount
  Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations relating thereto will be described in the applicable Prospectus Supplement.

       The Company previously issued under the Indenture $70 million aggregate principal amount of 8-3/8% Notes due 1996; $200 million aggregate principal amount of Medium-Term Notes, Series B, maturing from 1996 to 1998 at an interest rate averaging approximately 8-7/8%; $200 million aggregate principal amount of 9% Notes Due May 1, 2001; $100 million aggregate principal amount of Medium-Term Notes, Series D, maturing 2006 at interest rates from 8-1/8% to 8-3/8%, and $100 million and $150 million aggregate principal amount of 7-1/4% Notes and 8-1/4% Debentures maturing in 2002 and 2022, respectively. The securities that may be offered under the Indenture are not limited in amount. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to and qualified in their entirety by reference to the Indenture.

  CERTAIN DEFINITIONS

       Certain terms defined in Section 101 of the Indenture are summarized below.

       "Attributable Debt" means, at the time of determination, the present value (discounted at the interest rate, compounded semi-annually, equal to the weighted average Yield to Maturity (as hereinafter defined) of the Securities then outstanding under the Indenture, such average being weighted by the principal amount of the Securities of each series or, in the case of Original Issue Discount Securities, such amount to be determined as provided in the definition of "Outstanding" in the Indenture) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended) entered into in connection with a Sale and Leaseback Transaction (as hereinafter defined).

       "Debt" means indebtedness for money borrowed.

       "Financial Services Subsidiary" means any Subsidiary (as defined below) principally engaged in banking (including mortgage banking), real estate development, insurance, or similar businesses.

       "Funded Debt" means Debt that by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such Debt.

       "Mortgage" means any mortgage, pledge, lien, encumbrance, charge, or security interest of any kind.

       "Principal Manufacturing Facility" means any linerboard, corrugating medium, paperboard, paper or pulp mill, or any paper converting plant of the Company or any Subsidiary that is located within the United States, other than any such mill or plant or portion thereof (i) that is financed by obligations issued by a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of issuance of such obligations, or (ii) that, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

       "Security" or "Securities" means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under the Indenture, including but not limited to the Debt Securities.

       "Subsidiary" means any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or both.

       "Timberlands" means, at any time, property in the United States that contains standing timber that is, or upon completion of a growth cycle then in process is expected to become, of a commercial quantity and of merchantable quality.

       "Yield to Maturity" means the yield to maturity on a series of Securities, calculated at the time of issuance of such series or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

  CERTAIN COVENANTS

       The Indenture contains certain covenants, including those summarized below, which will be applicable (unless waived or amended) so long as any of the Securities are outstanding.

       Limitations on Liens. The Company will not, nor will it permit any Subsidiary to, issue, assume, or guarantee any Debt if such Debt is secured by a Mortgage upon any Timberlands or Principal
  Manufacturing Facility, now owned or hereafter acquired, without in any such case effectively providing that the Securities (together with, if the Company shall so determine, any other indebtedness of the Company ranking equally with the Securities) shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to (a) Mortgages on any property acquired, constructed, or improved by the Company or any Subsidiary after the date of the Indenture, which Mortgages are created or assumed within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof, or existing Mortgages on property acquired, provided that such Mortgages shall not apply to any property theretofore owned by the Company or any Subsidiary other than theretofore unimproved real property, (b) Mortgages on any property acquired from a corporation that is merged with or into the Company or a Subsidiary or Mortgages outstanding at the time any corporation becomes a Subsidiary, (c) Mortgages in favor of the Company or any Subsidiary,
  (d) Mortgages granted or incurred by any Financial Services
  Subsidiary, or (e) any extension, renewal or replacement (or successive extensions, renewals, or replacements) in whole or in part, of any Mortgage referred to in the foregoing clauses (a), (b), (c), or
  (d); provided that the amount of Debt secured thereby is not increased and except that the following types of transactions, among others, shall not be deemed to create Debt secured by a Mortgage: (x) the Mortgage, sale, or other transfer of timber in connection with an arrangement under which the Company or a Subsidiary is obligated to cut such timber or a portion thereof in order to provide the mortgagee or transferee with a specified amount of money, however determined, and (y) Mortgages in favor of governmental bodies of the United States or any state thereof to secure advance, progress, or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Mortgages.

       Notwithstanding the foregoing, the Company or any Subsidiary may, without securing the Securities, issue, assume, or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such Debt and the Attributable Debt in respect of Sale and Leaseback Transactions (as defined below) of the Company and its Subsidiaries existing at such time (other than Sale or Leaseback Transactions the proceeds of which have been applied to the retirement of Securities or Funded Debt), does not at the time exceed 10 percent of the net tangible assets of the Company and its consolidated Subsidiaries as of the latest fiscal year. "Net tangible assets" is defined as the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

       Limitation on Sale and Leaseback Transactions. The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any person providing for the leasing to the Company or a Subsidiary of any Timberlands or any Principal Manufacturing Facility (except for temporary leases for a term of not more than three years), which property has been owned and, in the case of any such Principal Manufacturing Facility, has been placed in commercial operation for more than 180 days by the Company or such Subsidiary and has been or is to be sold or transferred by the Company or such Subsidiary to such person (herein referred to as a "Sale and Leaseback Transaction"), unless either (a) the Company or such Subsidiary would be entitled to incur Debt secured by a Mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Securities or (b) the Company shall, and in such case the Company will covenant that it will, apply an amount equal to the fair value (as determined by its Board of Directors) of the property so leased to the retirement, within 180 days of the effective date of any such Sale and Leaseback Transaction, of Securities or of Funded Debt of the Company that ranks on a parity with the Securities.

       Limitation on Debt of Subsidiaries. The Company will not permit any Subsidiary to issue, assume, or guarantee any Debt except for (a) Debt secured by a Mortgage permitted as described under "Limitation on Liens" above; (b) Debt of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of all or substantially all of its properties (or those of a division thereof) to, a Subsidiary; (c) Debt of a corporation existing at the time such corporation first becomes a Subsidiary; (d) Debt to, or held by, the Company or another Subsidiary; (e) Debt existing on the date of the Indenture; (f) Debt created in connection with, or with a view to, compliance by such Subsidiary with the requirements of any program adopted by any federal, state, or local governmental authority and applicable to such Subsidiary and providing financial or tax benefits to such Subsidiary that are not available directly to the Company; (g) Debt incurred to pay all or any part of the purchase price or cost or construction of property (or additions, substantial repairs, alterations, or substantial improvements thereto) or equipment, provided such Debt is incurred within one year of the acquisition or completion of construction (or alteration or repair) and full operation of such property, provided, further, in respect of such additions, substantial repairs, alterations, or substantial improvements, that the amount of such Debt may not exceed the expense incurred to construct such additions, repairs, alterations, or improvements; (h) Debt to a public entity on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code (or any successor to such provision); (i) Debt of a Financial Services Subsidiary; and (j) any extension, renewal, or replacement of any Debt referred to in the foregoing clauses (a) through (i), provided that the amount of Debt issued is not increased. Notwithstanding the foregoing, any Subsidiary may issue, assume, or guarantee Debt that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with all other Debt of the Company's Subsidiaries that would otherwise be subject to the foregoing restrictions, does not at any one time exceed 10 percent of the net tangible assets of the Company and its consolidated Subsidiaries as of the latest fiscal year.

       Limitation on Transfers of Timberlands or Principal Manufacturing Facilities to Financial Services Subsidiaries. The Company will not, nor will it permit any Subsidiary (other than a Financial Services Subsidiary) to, sell, transfer, or otherwise dispose of any Timberlands or any Principal Manufacturing Facility to any Financial Services Subsidiary other than for cash or other consideration that, in the opinion of the Company's Board of Directors, constitutes fair value for such Timberlands or such Principal Manufacturing Facility.

  CONSOLIDATION, MERGER, SALE, OR CONVEYANCE

       The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, and any interest on, all the Securities and the performance of every covenant in the Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default (as hereinafter defined), and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (each as defined in the Indenture), each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. In case of any such consolidation, merger, conveyance, or transfer, such successor corporation will succeed to, and be substituted for, the Company under the Indenture, with the same effect as if it had been named in the Indenture as the Company.

  EVENTS OF DEFAULT; WAIVER AND NOTICE THEREOF

       An Event of Default with respect to any series of Securities is defined in the Indenture as any of the following events: (a) default for 30 days in payment of any interest on any of the Securities of that series; (b) default in payment of principal of or premium on any of the Securities of that series at maturity; (c) acceleration of the maturity of, or failure to pay at maturity, any Funded Debt of the Company in excess of $10,000,000; (d) default in payment of any sinking or purchase fund or analogous obligation due under the terms of the Securities of such series; (e) default by the Company in the performance of any other covenant or warranty contained in the Indenture for the benefit of any of the Securities of that series, which default shall not have been remedied for a period of 90 days after notice given as specified in the Indenture; (f) certain events of bankruptcy, insolvency, and reorganization of the Company; and (g) any other Event of Default provided in the supplemental Indenture under which such series of Securities is issued or in the form of Security for such series.

       A default under other indebtedness of the Company will not necessarily be a default under the Indenture, and a default under one series of Securities under the Indenture will not necessarily be a default under any other series of Securities.

       The Indenture provides that (i) if an Event of Default described in clause (a), (b), (d), (e), or (g) above shall have occurred and be continuing with respect to any series of Securities, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then outstanding may declare the principal of all outstanding Securities of such series and the interest accrued thereon, if any, to be due and payable immediately and (ii) if an Event of Default described in clause (e) or
  (g) (if the Event of Default is in respect of all series of Securities), or (c) or (f) above shall have occurred and be continuing, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of all series of Securities (treated as one class) may declare the principal of all series of Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations with respect to the Securities of any series may be annulled and past defaults (except for defaults not theretofore cured in the payment of principal of, or any interest on, any series of Securities and defaults in compliance with certain covenants) may be waived by the Holders of a majority in aggregate principal amount of the Securities of such series then outstanding.

       Under the Indenture the Trustee must give to the Holders of the Securities of any series notice of all uncured defaults known to it with respect to the Securities of such series within 90 days after such a default occurs (the term default to include the events specified as Events of Default above without notice or grace periods); provided that, except in the case of default in the payment of principal of, or any interest on, any of the Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series; and provided, further, that for an Event of Default described in clause
  (e), no such notice shall be given to the holder of the Securities of such series until at least 90 days after the occurrence thereof.

       No holder of a Security of any series may institute any action under the Indenture unless (a) such holder shall have given the Trustee written notice of a continuing Event of Default; (b) the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then outstanding shall have requested the Trustee to institute proceedings in respect of such Event of Default; (c) such Holder or Holders shall have offered the Trustee such reasonable indemnity as the Trustee may require; (d) the Trustee shall have failed to institute an action for 60 days thereafter, and
  (e) no inconsistent direction shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of such series.

       The Holders of a majority in aggregate principal amount of the Securities of any series then outstanding will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent person in the conduct of such person's own affairs. The Indenture further provides that the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of such funds, or adequate indemnity against such risk or liability, is reasonably assured to it.

       The Company must furnish to the Trustee within 120 days after the end of each fiscal year a statement signed by certain officers of the Company to the effect that a review of the activities of the Company during such year and of its performance under the Indenture and the terms of the Securities has been made and that, to the best of the knowledge of the signatories based on such review, the Company is not in default in the performance and observance of the terms of the Indenture or, if the Company is in default, specifying such default.

  LEVERAGED AND OTHER TRANSACTIONS

       Other than the restrictions on Liens, Sale and Leaseback Transactions, and Limitation on Debt of Subsidiaries described above, the Indenture and the Debt Securities do not contain any covenants or other provisions designed to afford Holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company or any Subsidiary.

  MODIFICATION OF THE INDENTURE

       With certain exceptions, the Indenture or the rights of the Holders of the Securities of any series may be modified by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of each affected series then outstanding, but no such modification may be made that would (i) change the maturity of principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof; (ii) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, provided for in the Indenture; or (iii) modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby.

  DEFEASANCE OF THE SECURITIES OF ANY SERIES

       The Company will be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any series by (a) depositing with the Trustee (i) as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all Securities of such series for principal and interest or (ii) as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government of the United States as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all Securities of such series for principal and interest and (b) satisfying certain other conditions precedent specified in the Indenture. In the event of any such defeasance, Holders of Securities of such series would be able to look only to such trust fund for payment of principal of, and any interest on, their Securities. To exercise such defeasance option, the Company, in addition to satisfying certain other conditions precedent specified in the Indenture, is required to deliver to the Trustee an Opinion of Counsel to the effect that the deposit of funds or obligations described above and related defeasance would not cause the Holders of Securities of such series to recognize income, gain or loss for Federal income tax purposes, such Opinion of Counsel to be accompanied by a ruling to such effect received from or published by, the United States Internal Revenue Service.

  GLOBAL SECURITIES

       The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of The Depository Trust Company, New York, New York
  (the "Depository"), and registered in the name of a nominee of the Depository. Global Securities may be issued in temporary or permanent form. If the Depository is at any time unwilling, unable, or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Certificated Debt Securities in exchange for the Global Security or Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Book-Entry Debt Securities represented by one or more Global Securities, and in such event, will issue Certificated Debt Securities in exchange for the Global Security or Securities representing such Book-Entry Debt Securities.

       The Depository has advised the Company and the Underwriters as follows: the Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers (which may include any underwriters or agents through which the Debt Securities are sold), banks, trust companies, clearing corporations, and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Participants are on file with the Commission.

       Except as set forth below, each Global Security may be transferred, in whole and not in part, only to another nominee of the
  Depository or to a successor of the Depository or its nominee.   The
  specific terms of any depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will generally apply to any depository arrangements.

       Purchases of Book-Entry Debt Securities under the Depository's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Debt Securities on the Depository's records. The ownership interest of each beneficial owner of each Book-Entry Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from the Depository of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of such transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into such transaction. Transfers of ownership interests in the Book-Entry Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Debt Securities, except in the event that use of the book-entry system for one or more Book-Entry Debt Securities is discontinued.

       To facilitate subsequent transfers, all Global Securities deposited by Participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co. The deposit of Global Securities with the Depository and their registration in the name of Cede & Co.

  effect no change in beneficial ownership.  The
  Depository has no knowledge of the actual Beneficial Owners of the Book-Entry Debt Securities; the Depository's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

       Delivery of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Debt Securities within an issue are being redeemed, the Depository's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

       Neither the Depository nor Cede & Co. will consent or vote with respect to Book-Entry Debt Securities. Under its usual procedures, the Depository will mail an "Omnibus Proxy" to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

       Principal and interest payments on the Book-Entry Debt Securities will be made to the Depository. The Depository's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants and not of the Depository, the Paying Agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depository is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

       A Beneficial Owner shall give notice to elect to have its Book-Entry Debt Securities purchased or tendered, through its Participant, to the Paying Agent, and shall effect delivery of such Book-Entry Debt Securities by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Debt Securities, on the Depository's records, to the Paying Agent. The requirement for physical delivery of Book-Entry Debt Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Debt Securities are transferred by Direct Participant on the Depository's records.

       The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

       None of the Company, any underwriter, agent, or dealer, the Trustee, any paying agent, or the registrar for the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

  INTERNATIONAL OFFERING

       If specified in the applicable Prospectus Supplement, the Company may issue Debt Securities in an international offering. Such Debt Securities may be issued in bearer form ("Bearer Securities") pursuant to a supplement to the Indenture that will be described in an applicable Prospectus Supplement.

       In connection with any such international offering, the Company will designate paying agents, registrars, or other agents with respect to the Debt Securities, as specified in the applicable Prospectus Supplement.

       Debt Securities issued in an international offering may be subject to certain selling restrictions that will be described in the applicable Prospectus Supplement. Such Debt Securities may be listed on one or more foreign stock exchanges as described in the applicable Prospectus Supplement. Special United States tax and other considerations, if any, applicable to an international offering will be described in the applicable Prospectus Supplement.

                           PLAN OF DISTRIBUTION

       The Company may sell the Debt Securities in or outside the United States through underwriters, through or to dealers, directly to one or more purchasers, or through agents. Each Prospectus Supplement with respect to the Debt Securities will set forth the terms of the offering of applicable Debt Securities, including the name or names of any underwriters, dealers, or agents, the purchase price of the Debt Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Debt Securities may be listed.

       If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Debt Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Debt Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

       If dealers are used in the sale of Debt Securities, the Company will sell such Debt Securities to the dealers as principals. The dealers may then resell such Debt Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

       Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Debt Securities will be named in the Prospectus Supplement relating thereto and any commissions payable by the Company to such agent will be set forth therein. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

       In connection with the sale of Debt Securities, underwriters or agents acting on behalf of the Company may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions, or commissions. The underwriters, dealers, and agents that participate in the distribution of Debt Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

       Under agreements that may be entered into by the Company, underwriters, dealers, and agents that participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and to certain rights of contribution from the Company.

       If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain types of institutions to purchase Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. The obligations of any purchaser under any such contract will not be subject to any condition except that (1) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (2) if the Debt Securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such Debt Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts. A commission described in the Prospectus Supplement will be paid to underwriters or agents soliciting purchases of Debt Securities pursuant to contracts accepted by the Company.

       Certain of the underwriters, agents, or dealers may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company or one or more of its affiliates in the ordinary course of business.

       The Debt Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Debt Securities.

       Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Debt Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the Debt Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                               LEGAL MATTERS

       Certain legal matters in connection with this offering are being passed upon for the Company by M. Richard Warner, Esq., its general counsel, and Skadden, Arps, Slate, Meagher & Flom LLP, Washington, D.C., and for the underwriters or agents, if any, by Cravath, Swaine & Moore, New York, New York.


                                  EXPERTS

       The consolidated financial statements and schedule of the Company incorporated by reference or included in the Company's Annual Report (Form 10-K) for the year ended January 3, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth the expenses to be paid by the Company in connection with the distribution of the securities being registered, other than underwriting discounts and commissions:


       Amount
  Registration Fee--Securities and Exchange Commission      $  147,500
  *Accounting Fees and Expenses                                 30,000
  *Blue Sky Fees and Expenses                                   15,000
  *Trustee Fees and Expenses                                    15,000
  *Rating Agency Fees                                          150,000
  *Printing and Engraving                                       75,000
  *Legal Fees and Expenses                                      75,000
  *Miscellaneous Expenses                                        7,500
                                                             ---------
       Total                                                 $ 515,000
                                                             =========

  * Estimated

  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to limit the personal liability of its directors in certain cases. Article Eleventh of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

       Section 145 of the Delaware General Corporation Law permits indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he reasonably believed was in, or not opposed to, the best interest of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his conduct was unlawful. In the case of a claim by a third party (that is, a party other than the corporation), the Delaware General Corporation Law permits indemnification for judgments, fines, and amounts paid in settlement, as well as expenses. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), indemnification under the Delaware General Corporation Law is limited to expenses, but does not cover judgments or amounts paid in settlement, and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all the circumstances, such indemnification is nonetheless proper. The Delaware General Corporation Law also permits the advancement of expenses to directors and officers upon receipt by the corporation of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified.

       Article VI of the Company's By-Laws generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed legal action, suit, or proceeding whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, or employee of the Company or a direct or indirect wholly owned subsidiary of the Company (except Guaranty Federal Bank, F.S.B.), or is or was serving at the request of the corporation as a director, officer, employee, or agent of any such subsidiary or another company, savings and loan association, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the Delaware General Corporation Law, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company (and with respect to a criminal action, had no reason to believe his conduct was unlawful) except that with respect to actions brought by or in the right of the Company, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the Company, unless and only to the extent that the applicable court determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Such indemnification shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators. Article VI provides that the Company may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Company of an undertaking, by or on behalf of such director, officer, employee, or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VI.

       Both the Delaware General Corporation Law and Article VI of the Company's By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. The Company has entered into indemnification agreements with each of its directors that are intended to assure the directors that they will be indemnified to the fullest extent permitted by Delaware law.

       Section 145 of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by the Company, the Company is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by the Company.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

       The form of Selling Agency Agreement, which is filed as Exhibit
  1.02 to this Registration Statement, and the form of Underwriting Agreement, which is filed as Exhibit 1.01 to this Registration Statement, provide for indemnification by the agents and the underwriters, as the case may be, of directors and certain officers of the Company against certain liabilities, including civil liabilities under the Securities Act.

  ITEM 16. EXHIBITS

  1.01 --   Form of Underwriting Agreement.*
  1.02 --   Form of Selling Agency Agreement for Medium-Term
            Notes.*
  4.01 --   Indenture, dated as of September 1, 1986, between the
            Company and The Chase Manhattan Bank, formerly known as
            Chemical Bank, as Trustee, incorporated by reference to
            Registration Statement on Form S-1, Registration No. 33-
            8362, Exhibit 4.01.
  4.02 --   Form of First Supplemental Indenture between the Company and
            The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee, incorporated by reference to Registration
            Statement on Form S-3, Registration No. 33-20431, Exhibit
            4.02.
  4.03 --   Form of Second Supplemental Indenture between the Company
            and The Chase Manhattan Bank, formerly known as Chemical
            Bank, as Trustee, incorporated by reference to File No. 1-
            8634, Form 8-K, dated December 27, 1990, Exhibit 4.03.
  4.04 --   Form of Third Supplemental Indenture between the Company and
            The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee, incorporated by reference to File No. 1-8634,
            Form 10-Q, Exhibit 4.
  4.05 --   Form of Note issued pursuant to the Indenture.*
  5.01 --   Opinion of M. Richard Warner, Esq., General Counsel of the
            Registrant, as to the legality of the securities to be
            registered.
  12.01--   Statements re: Computation of Ratios of Earnings to Fixed
            Charges.
  23.01--   Consent of Ernst & Young LLP.
  23.02--   Consent of M. Richard Warner, Esq. (contained in his
            opinion).
  24.01--   Power of Attorney (on signature page).
  25.01--   Statement of Eligibility of Trustee on Form T-1.
  __________________
  *  To be filed by amendment

  ITEM 17. UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
       Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
       Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d)  The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Diboll, State of Texas, on May 8, 1998.

                                        TEMPLE-INLAND INC.
                                           (Registrant)

                                         By:  /s/ Clifford J. Grum
                                                  Clifford J. Grum
                                          Chairman of the Board and
                                            Chief Executive Officer

                            POWERS OF ATTORNEY

       Each person whose signature appears below constitutes and appoints M. Richard Warner and David H. Dolben and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place, and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

       Signature                Capacity                          Date

/s/Clifford J. Grum       Director, Chairman of the Board,      May 8, 1998
   Clifford J. Grum        and Chief Executive Officer

/s/Kenneth M. Jastrow, II Director, President, Chief            May 8, 1998
   Kenneth M. Jastrow, II  Operating Officer, and Chief
                           Financial Officer

/s/David H. Dolben        Vice President and Chief              May 8, 1998
   David H. Dolben         Accounting Officer

/s/Paul M. Anderson       Director                              May 8, 1998
   Paul M. Anderson

/s/Robert Cizik           Director                              May 8, 1998
   Robert Cizik

/s/Anthony M. Frank       Director                              May 8, 1998
   Anthony M. Frank

/s/William B. Howes       Director                              May 8, 1998
   William B. Howes

/s/Bobby R. Inman         Director                              May 8, 1998
   Bobby R. Inman

/s/Herbert A. Sklenar     Director                              May 8, 1998
   Herbert A. Sklenar

/s/Walter P. Stern        Director                              May 8, 1998
   Walter P. Stern

/s/Arthur Temple III      Director                              May 8, 1998
   Arthur Temple III

/s/Charlotte Temple       Director                              May 8, 1998
   Charlotte Temple

/s/Larry E. Temple        Director                              May 8, 1998
   Larry E. Temple

                               EXHIBIT INDEX

  EXHIBIT
  NUMBER         EXHIBIT                                      PAGE

  5.01 --   Opinion of M. Richard Warner, Esq., General
            Counsel of the Registrant, as to the legality
            of the securities to be registered.
  12.01--   Statements re: Computation of Ratios of
            Earnings to Fixed Charges.
  23.01--   Consent of Ernst & Young LLP
  23.02--   Consent of M. Richard Warner, Esq.
            (contained in his opinion).
  24.01--   Power of Attorney (on signature page).
  25.01--   Statement of Eligibility of Trustee on Form T-1.